Securities and Exchange Commission

                      Washington, DC  20549

                            Form 8 - K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        August 26, 1997

                  Sterling Financial Corporation
      (Exact name of registrant as specified in its charter)


   Pennsylvania                        0-16276               23-2449551
(State or other jurisdiction   (Commission File Numbe   (IRS Employer
   of incorporation)                                    Identification No.)

 101 North Pointe Boulevard, Lancaster, Pennsylvania         17601-4133
  (Address of principal executive offices)                   (Zip Code)


Registrant's Telephone number, including area code    (717) 581-6030

                   N/A
 (Former name or former address, if changed since last report)

ITEM 5 - OTHER EVENTS

     On August 26, 1997, Sterling Financial Corporation declared a $.20 regular quarterly cash dividend on its common stock to shareholders of record as of September 15, 1997. The dividend is payable October 1, 1997. In addition, the Corporation also declared a $.04 "Special Dividend" on its common stock to shareholders of record as of September 15, 1997.
The "Special Dividend" is also payable October 1, 1997.

   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                             Sterling Financial Corporation
                             By:/s/ John E. Stefan

                             John E. Stefan, Chairman of the Board,
                             President and Chief Executive Officer



DATE      August  26, 1997